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                                                                    Exhibit 7.02

                                            AGREEMENT DATED THE 22ND DAY OF
                                            NOVEMBER, 2005, BETWEEN MP ALPHA
                                            HOLDINGS LLLP, A DELAWARE LIMITED
                                            LIABILITY LIMITED PARTNERSHIP (THE
                                            "SETTLOR") AND STUART A. MILLER (THE
                                            "TRUSTEE").



         The settlor hereby transfers and herewith delivers to the trustee the property described in Schedule A annexed to this agreement and the trustee, for himself and his successors, acknowledges receipt of that property and agrees to hold, invest, reinvest and otherwise deal with that property and such other property as may be given, devised and otherwise transferred to the trustee for the purposes of this agreement, in trust as provided in this agreement.

         The trust provided for in this agreement may be referred to as the "MP ALPHA HOLDINGS LLLP INVESTMENTS TRUST" and this agreement may, in relation to the trust or trusts from time to time held under this agreement, be referred to as the "MP ALPHA HOLDINGS LLLP INVESTMENTS TRUST AGREEMENT."

                                    ARTICLE I
                               TRUST FOR SETTLOR

         (A) Dispositive Provisions. During the trust term, the trustee shall hold the trust estate as the principal of a separate trust for the primary benefit of the settlor. The trustee, shall when and as directed by the trust protector (pursuant to Article II E hereinafter) pay to the settlor so much, including all or any portion, of the net income and principal of the trust as the trust protector deems necessary or advisable for any purpose The settlor shall not have any current right to require the distribution of income whether current or accumulated or principal. Any net income not paid to the settlor as provided in this Subdivision (A) shall be accumulated and added to the principal of the trust.

         (B) Termination. On January 31st of the calendar year following the effective date (hereinafter, the "termination date"), the trustee shall distribute to the settlor all of the then principal of the trust, together with any income then on hand or accrued, and this trust shall thereupon terminate. Notwithstanding the provisions of the preceding sentence, if the settlor requests the trustee to not make the distribution hereinabove provided for in this Subdivision (B) by communication to the trustee during the fifteen (15) day period (the "grace period") prior to the termination date, in any year, the trustee shall not make the
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         distribution provided hereinabove to the settlor, the trust shall not terminate, and the trustee shall retain the principal and income of this trust. In such case, the termination date shall be deferred for the one year period immediately subsequent to the original termination date, subject to the same notice provisions and deferral provisions described above in each successive calendar year. Notwithstanding the above, in no event shall this Trust continue beyond January 31st, 2012, at which time any undistributed principal and income shall thereupon be distributed to the settlor.

                                   ARTICLE II
                                TRUST MANAGEMENT

         (A) Powers. In addition to, and without in any way limiting, any powers or authority which the trustee would have in the absence of this Article, and subject to Article V and the stated purposes to comply with Rule 12C-2.0063 of the Florida Administrative Code, as amended, the trustee is authorized, from time to time and in the discretion of the trustee:

                  (1) without regard to any law prescribing or limiting the investment powers of fiduciaries, to retain any property of any kind (including securities issued by any corporation, or any affiliate of any corporation, serving as trustee under this agreement) and to invest in any property of any kind;

                  (2) to sell, at public or private sale and for cash or on credit, with or without security, or to exchange, or to grant options upon, any property on any terms, it being the intention of the settlor to confer on the trustee a general power of sale;

                  (3) to lease any property for any term, without regard for any limitation imposed by law or for the probable duration of the administration of any trust held under this agreement;

                  (4) to partition or improve any property, to demolish, remodel or erect buildings or other structures on any property, and to foreclose, extend, assign, release partially or discharge any lien on any property;


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                  (5) to borrow money from anyone (including any individual or corporation serving as trustee under this agreement) and for any purpose (including to pay the costs of maintaining in force any policy of insurance held as part of the trust estate) and to secure the repayment thereof by mortgage or pledge of any property;

                  (6) to lend money or guarantee a loan to any beneficiary under this agreement either with or without security and on such other terms as the trustee deems appropriate;

                  (7) to settle or compromise any claim in favor of or against any trust held under this agreement;

                  (8) to vote in person or by proxy, or to refrain from voting, in respect of any securities, and to enter into any voting trust or similar agreement;

                  (9) with respect to any securities, to consent or object to any action or non-action of any corporation, or of the directors, officers or stockholders of any corporation; and to deposit any securities under any reorganization or other agreement or with any committee, depository, agent or trustee, and to pay fees, assessments and expenses relative thereto;

                  (10) to exercise or sell any subscription rights or other rights received in respect of any securities;

                  (11) to register securities in the name of any nominee or in the name of any bank, trust company, stock brokerage firm or its nominee, with or without indication of the capacity in which the securities shall be held, or to hold securities in bearer form;

                  (12) to employ legal counsel, accountants, investment advisers, brokers and other agents or employees, and to pay to them reasonable compensation as an administration expense, and to rely upon information or advice furnished by them,


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         without liability for any consequence that can be attributed to such reliance, provided that the selection of such agents or employees was made in good faith;

                  (13) to delegate to any investment adviser full or partial discretionary power with respect to the purchase, retention and sale of securities under investment management and to delegate investment functions to an investment agent;

                  (14) to appoint one or more trustees (a "foreign trustee") in any jurisdiction where the trustee is unable or unwilling to serve, to remove any trustee so appointed, and to pay reasonable compensation to any foreign trustee (as determined by the trustees making the appointment) as an administration expense, and each foreign trustee shall, to the full extent legally possible, serve without bond or other security and shall have all the powers and authority conferred by this agreement on the trustee;

                  (15) to allocate to the income account or to the principal account, or in part to each, any money, stock distributions or other property received, and to charge to either of such accounts, or in part to each, any expense (including taxes, and interest and penalties relative thereto, and trustee's commissions) paid or loss incurred, as the trustee deems equitable, having due regard for the interests of the income beneficiaries and the remaindermen, and, in particular, to determine whether, and if so, to what extent (a) premiums on securities acquired at a premium shall be amortized, (b) account shall be taken of discounts in the case of securities acquired at a discount, (c) receipts from wasting investments shall be allocated to principal account, or (d) rentals from improved real property shall be withheld as a reserve for depreciation in respect of such property;

                  (16) when and as directed by the trust protector, to make any particular payment, division or distribution of income or principal in kind or in money or partly in each and without regard for the manner in which any other payment, division or distribution may have been made and, in the case of any division into shares, to make up the several shares of similar or of different property; and to exercise these powers without regard to the income tax basis of any property so paid, divided or distributed


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         in the hands of the recipient and without regard to any provision of law expressing a preference for distribution of property in kind;

                  (17) when and as directed by the trust protector, with respect to payments of income or principal to any person, either to take into account or to disregard, as the trust protector shall direct in the particular circumstances, any financial resources which may be available to such person otherwise than under the provisions of this agreement,

                  (18) to receive and accept as an addition to the principal of any trust under this agreement any property which is acceptable to the trustee and which is given, bequeathed, devised or otherwise transferred to the trustee for the purposes of such trust;

                  (19) to disclaim all or part of any interest or property that any trust under this agreement shall be entitled to receive;

                  (20) when and as directed by the trust protector, to apply for the benefit of any person any amount, whether of income or of principal, which under any provisions of this agreement could be paid directly to him or her;

                  (21) to pay any tax properly payable; to collect any tax refund; to file any tax return that may be required, and, as the trustee deems appropriate, to claim any deduction and to exercise any right of election that may be available in connection with any such return; in connection with the payment of any such tax, to make such adjustment, if any, as between the income account and the principal account as the trustee deems equitable;

                  (22) if at any time any trusts on substantially identical dispositive terms shall be in existence under this agreement and under the will or any other trust instrument of the settlor or any other person, to combine such trusts by paying over the trust estate of the trust under this agreement to the trustees of the other trust or by


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         receiving the trust estate of such other trust as an addition to the trust under this agreement;

                  (23) to remove from the State of Florida any property at any time located in that State and, for as long as the trustee deems it advisable to do so, to keep such property, or any other property at any time comprising a part of the trust estate, in such place or places, whether or not within the United States of America, as the trustee determines;

                  (24) to carry on, direct, control, supervise, manage, develop, operate or participate in any business, incorporated or unincorporated, any interest in which is at any time held as part of the trust estate, for such period of time and upon such terms as the trustee deems advisable, and to form one or more corporations, partnerships or other types of business organizations under the laws of any state or country for the purposes of carrying on, directing, controlling, supervising, managing, developing, operating or participating in any such business and to transfer all or any part of the assets of any such business to one or more of such organizations; to act as or to select other persons to act as directors, officers or other employees of any such business; to determine the manner and degree of active participation by the trustee in the management of any such business and to that end to delegate all or any of the powers, authorities and discretions conferred in this agreement to such persons as may be deemed advisable, including, without limitation, to any director, officer or employee of such business; to engage, compensate and discharge, or as a stockholder or director of any such corporation, to vote to engage, compensate and discharge such managers, employees, agents, attorneys, accountants, consultants, advisers or other representatives of any such business or corporation as may be deemed advisable, including, without limitation, any trustee under this agreement or an officer or employee of any corporate trustee under this agreement or any person who is a beneficiary under this agreement and to pay such compensation (including reasonable compensation to any trustee under this agreement) from such business; to lend money or guarantee loans to any such business or to utilize any property held under this agreement as collateral for loans;


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         to enlarge, diminish or change the scope or nature of the activities of any such business; and to sell, transfer, dissolve or liquidate, wholly or partially, all or any portion of any such business at any time or times and upon such terms and conditions (including, without limitation, the power to make representations and warranties and to give indemnities and other forms of undertakings) as may be deemed advisable;

                  (25) to exercise the powers granted under this agreement after the principal of any trust becomes distributable and until the entire income and principal of the trust have been distributed; and

                  (26) generally to exercise in respect of any property any power which an absolute owner of such property would have.

         (B) Termination of Trust. In granting discretion over the payment of the principal of the trust under this agreement to the trust protector, it is the settlor's intention that the trust protector have complete direction in terminating the trust if the trust protector determines that continuation of such trust is inadvisable in view of the size of the trust or for any other reason, and the trustee shall follow the direction of the trust protector in respect thereof.

         (C) "Prudent Person" Rule May Be Waived In The Discretion of Trustee. In addition to the investment powers conferred above, the trustee is specifically authorized (but not directed) to acquire and retain investments not regarded as traditional for trusts, including investments that would be forbidden or would be regarded as imprudent, improper or unlawful by the "prudent person" rule, "prudent investor" rule, or any other rule or law which restricts a fiduciary's capacity to invest. The trustee, in the exercise of its discretion may invest in any type of property, wherever located, including any type of security or option, improved or unimproved real property, and tangible or intangible personal property, and in any manner, including direct purchase, joint ventures, partnerships, limited partnerships, limited liability companies, corporations, mutual funds, business trusts or any other form of participation or ownership whatsoever. In making investments, the trustee may disregard any or all of the following factors:



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                  (1)      Whether a particular investment, or the trust
         investments collectively, will produce a reasonable rate of return or result in the preservation of principal.

                  (2) Whether the settlor, or any person related to the settlor, the trustee, or entities in which one or more of them participate or are beneficially interested also owns an interest in, or is a director, officer or otherwise participates in, a particular investment.

                  (3) Whether the trust is diversified. The settlor intends that no duty to diversify shall exist.

                  (4) Whether any or all of the trust investments would traditionally be classified as too risky or speculative for trusts. The entire trust may be so invested. The settlor intends the trustee to have its sole and absolute discretion in determining what constitutes acceptable risk and what constitutes proper investment strategy.

         The settlor's purpose in granting the foregoing authority is to modify the "prudent person" rule, "prudent investor" rule, or any other rule or law which restricts a fiduciary's ability to invest insofar as any such rule or law would prohibit an investment or investments because of one or more factors listed above, or any other factor relating to the nature of the investment itself. It is in the best interests of the beneficiaries of the trusts created hereunder to give the trustee broad discretion in managing the assets of any trust created hereunder Notwithstanding anything contained hereunder, the waiver described in this Subdivision (C) is conditional and may be withdrawn and released at any time, and from time to time, by the settlor, but only as to those actions, transactions and investments that shall occur from and after any such release.

         (D) Division, Merger and Consolidation of Trusts. Notwithstanding any provision of this agreement requiring that property be held in a single trust:

                  (1) The trustee of any trust created under this agreement may, at any time or times and without court approval, (i) divide any trust created under this agreement (before or after it is funded with assets) into two or more separate trusts, the terms of


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         each such trust being identical to those of the divided trust, for any purpose, and (ii) merge or consolidate any trusts that have been so divided;

                  (2) If any trust is divided into separate trusts, the trustee of each trust may at any time (prior to a later merger of such trusts) (i) make different tax elections with respect to such separate trusts, (ii) when and as directed by the trust protector, expend principal and exercise any discretionary powers with respect to such separate trusts differently (including, without limitation, making any mandatory distribution of principal required to be made from separate trusts with the same provisions by aggregating the then value of such separate trusts and making such distribution disproportionately from such trusts or entirely from one or more of such trusts to the exclusion of the others), (iii) when and as directed by the trust protector, determine from which of the separate trusts of a divided trust any payment (other than a mandatory distribution of income) shall be made to any person, including any taxing authority, who would have been authorized or entitled to receive such payment from the trust had it not been divided, (iv) invest such separate trusts differently, and
         (v) take all other actions consistent with such trusts being separate entities; further, the holder of any power of appointment with respect to a trust so divided may exercise such power differently with respect to the separate trusts created by the division; and

                  (3) Any division, merger or consolidation of trusts pursuant to the authority granted to the trustee by this Subdivision
         (D) shall become effective as of the effective date set forth in a statement of division, merger or consolidation signed by all affected trustees, a copy of which shall become a part of the records of each trust affected by such division, merger or consolidation.

         (E) Limitation Requiring Consent of Trust Protector for Distributions. Notwithstanding any provision of this instrument to the contrary, any distributions by the trustee (other than distributions on termination of the trust under Article I (B) hereinabove) shall require that the same be determined and directed by following person who is hereby designated as "trust protector:"

                                  Brian Bilzin



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The direction hereunder shall be evidenced by a written statement executed by the trust protector, and delivered to the trustee within thirty (30) days of the date that the consent is granted. In the event of the inability of the trust protectors to serve, an additional trust protector or trust protectors may be appointed by the trustee by delivering written notice of such appointment and by written acceptance by the trust protector or trust protectors so appointed. Any resignation of a trust protector shall be by written communication delivered to the trustee. The powers granted to the trust protector hereunder are so granted in a non- fiduciary capacity .

                                   ARTICLE III
            OTHER PROVISIONS CONCERNING TRUSTEES AND TRUST PROTECTOR

         (A) Discretion. The exercise by any trustee or trust protector of the discretionary power herein granted with respect to any property given hereunder of the payment, application or accumulation of income of any trust created hereunder shall be final and conclusive upon all persons interested hereunder and shall not be subject to any review whatsoever. The trustee and trust protector shall have the greatest latitude in exercising such discretionary powers, and the entities or persons entitled to receive the trust estate of any trust created hereunder shall upon the termination of such trust be entitled only to such trust estate as may remain after the last exercise of such continuing discretionary powers.

         (B) Special Limitations. An act in violation of the following shall be deemed ultra vires and without force or effect. These provisions are not intended to change any other provision hereof, but rather to make it clear that:

                  (1) The settlor shall have no authority to direct the trustee to distribute or appoint any assets of this trust to anyone (including settlor, as settlor's creditors) or to name or remove a beneficiary;

                  (2) The settlor shall have no right to veto, rescind or approve any action of the trustee;

                  (3) The settlor shall have no power, authority or any right to exercise influence over any item of trust property or to control or manage any trust property or possess any other or similar indicia of ownership;



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                  (4)      The settlor shall have no right to revoke the trust;

                  (5) No provision of the trust shall be deemed or interpreted to permit or direct the form or type of property that will be returned to the settlor.

         (C) Additional Limitations In the event it is determined that any right or power of the settlor, the trustee, or both of them acting together during the grace period may or would result in the retention of the settlor of a "beneficial interest" (as that term is defined in Section 199.023, Florida Statutes) in the trust, then, with respect to any such grace period, the trustee shall no longer act in such capacity, but instead shall act and shall be deemed for all purposes to act as the true and lawful attorney-in-fact ("Attorney") for the settlor with respect to only those assets that shall constitute and comprise the trust on the termination date and shall continue to hold such assets during the grace period or the portion thereof then remaining in the settlor's name, place and stead and for the settlor's use and benefit:

                  (1) To act for and represent the settlor in any and all transactions connected with any business or businesses carried on by the settlor; to dissolve, in whole or in part, or, to transfer, assign, sell or incorporate any or all of such business or businesses; to transfer, assign, sell or exchange all or any portion of the settlor's interest in any business or businesses to any person, firm or corporation; to exchange all or any portion of the settlor's assets or the settlor's interest in any such business or businesses for corporate stock or for shares or beneficial interests in any trust or other entity; to transfer, assign, sell or exchange all or any portion of the assets of the business or businesses, or any other real or personal property of the settlor's or in which the settlor has an interest, upon such terms as the settlor's Attorney, in the settlor's Attorney's opinion, shall deem advisable and proper;

                  (2) To demand, institute legal proceedings for, recover, collect and receive any and all manner of goods, chattels, debts, claims, demands, choses in action, duties, rents, sum and sums of money, whatsoever, due or hereafter to become due and owing; to compound, compromise, settle and adjust all claims and demands, whatsoever, due or hereafter to become due or owing or belonging to the settlor, or which the settlor may now or hereafter owe or be liable for, and to execute and deliver, or to receive, all proper receipts, and releases or discharges therefor;



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                  (3)      To grant extensions of time for the payment of any
         debts, claims or demands, due or hereafter to become due or owing to the settlor, for such periods and on such terms as the settlor's said Attorney shall deem best, with or without security;

                  (4) To sign, execute, deliver, pay and perform all checks, drafts, agreements, contracts and all other instruments, in writing, of whatever nature as the settlor's Attorney shall deem fit;

                  (5) To sign, endorse, execute and deliver, and renew, any and all checks, promissory notes, bonds, bills of exchange, trade acceptances, or other evidences of indebtedness; and to waive notice of demand and protest thereon, and upon any and all promissory notes, bonds, checks, drafts, or other instruments of writing which the settlor has heretofore executed, or endorsed;

                  (6) To vote, sell, assign, transfer, convey and endorse for transfer any stocks, bonds or other evidences of title to any personal property whatsoever owned by the settlor, and to make such sale, transfer, assignment, or conveyances for such prices and upon such terms and conditions as the settlor's said Attorney shall deem wise;

                  (7) To collect and receive any dividends, interest, or other accretion or income due or to become due upon any such stocks, bonds or other evidence or title or property, and to execute a proper receipt, release and discharge therefor;

                  (8) To pay any all taxes, charges and assessments that may be levied, assessed or imposed upon any of the settlor's property, whether real or personal;

                  (9) The settlor's Attorney may create on behalf of the settlor a new trust which shall hereinafter be designated as the successor trust either: (i) at the direction of the settlor during the term hereof; or (ii) upon the expiration of the term hereof by virtue of continuing to hold the assets hereunder together with notification to the settlor of the successor trust at the direction of the settlor. In such case, the trustee may retain or change the manner in which the successor trust is denominated.

         This Power of Attorney shall be nondelegable and shall be valid until such time as terminated. This Power of Attorney may be terminated in whole or in part by either the settlor or the settlor's Attorney giving written notice of such termination to the other. An executed duplicate of this Power of Attorney, or a photostatic or electronic copy thereof,



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delivered by the settlor or by the settlor's Attorney to any third party will be conclusive against the settlor and the settlor's Attorney as to such third party that this Power of Attorney has not been terminated and will continue in effect until such third party is advised by written notice from the settlor or from the settlor's Attorney of such termination. This Power of Attorney shall be governed by Florida law and the provisions of Article III, Subdivision (N).

         The settlor hereby reserves all rights on the settlor's part to do personally any act which the Attorney is hereby authorized to perform, and to authorize and direct the attorney to perform any such act.

         (D) Appointment of Additional Trustees. The person or persons from time to time in office as trustees of the trust created under this agreement may, at any time or times, appoint additional or successor trustees of such trust. Upon the death, resignation, or refusal or inability to serve of the then acting trustee, if no successor trustee has been appointed by such departing trustee, settlor shall appoint a successor trustee, except that in no event shall the settlor be successor trustee.

         (E) Rules Governing Appointment. Appointments of additional and successor trustees shall be subject to the following limitations: (a) there shall not at any time be more than one corporation or more than three individuals in office as trustees of the trust, and (b) no corporation shall be eligible for appointment unless at the time of its appointment it shall have, as shown by its then most recently published financial statement or report (c) total capital funds of at least $10,000,000 (and for purposes of this clause (i) the capital of a corporation transacting trust business in Florida is deemed to include the capital of its parent in another state, provided the parent, directly or indirectly, transacts trust business in the other state) or (ii) trust and other investment assets under management of a value of at least $100,000,000.

         (F) Resignation of Trustees. Any trustee under this agreement may resign from office, provided that (i) at least one other trustee is then acting, or (ii) a successor trustee is named in this agreement or appointed as provided in this agreement and has accepted its appointment. Any resignation shall be effected by instrument signed and acknowledged by the resigning trustee and delivered to the co-trustee then serving or, if none, to the appointed successor who has accepted its appointment.


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         (G)      Requirements for Appointment. Any appointment of a trustee shall be effected by instrument signed by the person or persons authorized to take the action and delivered to the person being appointed. Any appointment of a trustee may be revoked prior to the qualification of the person so appointed by instrument signed by the person or persons who made the appointment and delivered to the appointee.

         (H) Limitation on Powers. Notwithstanding any other provision of this agreement, no trustee may participate in any decision to make a discretionary distribution (i) in his or her own favor.

         (I) Delegation. Any individual in office as a trustee under this agreement may at any time, by instrument signed and acknowledged by him or her and delivered to his or her co-trustee or co-trustees, delegate, or revoke the prior delegation of, any one or more of his or her powers or authorities as such trustee, whether or not discretionary, to any one or more of his or her co-trustees; provided that the delegation of any power or authority shall be made only to a trustee who, in the absence of such delegation, would be authorized to participate in the exercise of such power or authority.

         (J) Corporate Succession. Any corporation which, by merger, consolidation, purchase or otherwise, succeeds to all or substantially all of the personal trust business of any corporation then in office as a trustee shall, immediately and without any appointment, assignment or other action by anyone, succeed to office as a trustee under this agreement.

         (K) Exoneration from Statutory Requirements. To the full extent legally possible, each individual or corporation serving as a trustee is hereby released from any obligation, in any jurisdiction, to furnish any bond or other security, to file any inventory, to render annual or periodic accountings, or to obtain the approval of any court before applying, distributing, selling or otherwise dealing with any property.

         (L) Compensation of Trustee. Each trustee under this agreement shall receive such compensation, if any, as provided in a written agreement between such trustee and either the settlor or the other person or persons who appointed such trustee as provided in this Article. In the absence of any such agreement, each individual trustee shall receive compensation that is reasonable under the laws of the State of Florida and each corporate trustee shall be compensated in accordance with its regularly published schedule of fees in effect at the time the compensation is payable.



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         (M)      Release or Suspension of Powers. Any person upon whom a power is conferred by any provision of this agreement with respect to a trust created under this agreement may at any time release or suspend for a specified period of time such power, in whole or in part, by delivering an instrument of release, signed and acknowledged by him or her, to the individual or individuals for whose primary benefit such trust is established and filing such instrument with the records of the trust. Such release or suspension shall be irrevocable if the document by which the release or suspension is effected states that it is irrevocable and shall bind all such person's successors if such document states that it is intended to bind such successors. If the release of a power is made by less than all of the persons upon whom it is conferred, the power shall continue to be exercisable in full by the person or persons (other than any successor upon whom the release is, by its terms, binding) who have not released it.

         (N) Exoneration of Trustees and Others. In addition to any and all other provisions contained in this agreement, the trustee and the trusts created under this agreement shall be subject to the following provisions:

                  (1) No person dealing with the trustee shall be required to inquire into the validity, expediency or propriety of any transaction entered into by the trustee or to see to the use or application of any property delivered to the trustee, and the written receipt of the trustee shall constitute a full discharge and release of such person;

                  (2) The written receipt of any person to whom income or principal is paid in accordance with the provisions of this agreement or the canceled check of the trustee or other evidence of the payment or application of any amount by the trustee to or for the benefit of any beneficiary shall be a full discharge to the trustee for any amount so paid or applied and from further accountability therefore, and the trustee shall not be required to see to the use or application thereof by any recipient;

                  (3) No person serving as trustee under this agreement shall be liable for any loss to or depreciation of the assets of any trust created under this agreement provided such trustee acted in good faith; and in no event shall any trustee be liable for any error in judgment, or any act or omission, except for its gross or willful negligence, willful misconduct or lack of good faith. The settlor recognizes that, by reason of the provisions of this agreement, the nature of the trust estate and the applicable tax and other laws, the trustee is charged with complex administrative responsibilities. The settlor has conferred broad discretionary powers on the trustee with which to discharge those responsibilities because the settlor believes that the unrestricted exercise of such discretion, free from the threat of having the account surcharged for losses or depreciation will, upon the whole, operate for the best interests of the trust estate and the trusts under this agreement;

                  (4) An individual trustee shall act as trustee in his individual fiduciary capacity without regard to his interest in any entity of which he may be a director, officer, shareholder, partner, manager, or member, and when acting as trustee, such individual shall be governed by the laws of the appropriate jurisdiction respecting trusts and not by the laws of the appropriate jurisdiction governing such entity or by any agreement concerning such entity of which such individual trustee may be a party to;

                  (5) No successor trustee shall be required to investigate or audit the accounts or acts of any prior trustee or to take any action with respect thereto before qualifying or acting; and

                  (6) Any determination, allocation, or exercise or non-exercise of any tax election, by the settlor's personal representatives or by the trustee shall be conclusive and binding on all persons having or claiming any interest in the settlor's estate or the trust under this agreement.

         Nothing in this Subdivision or in any other provision of this trust shall be construed to authorize the trustee to act unreasonably in the exercise of its discretionary powers over the distribution of income or principal.

                                   ARTICLE IV

                                 IRREVOCABILITY

         This agreement and the trusts created under this agreement are irrevocable and shall not be amendable by the settlor or any other person.

                                   ARTICLE V

                                  GOVERNING LAW


         (A) Florida Law. The trustee resides in the State of Florida; therefore, (subject to the provisions of Subdivision (B) of this Article), the law of Florida shall govern the validity and interpretation of the provisions of this Agreement. A material objective of the trust is that neither the settlor, the trustee, any beneficiary of the trust, nor any assets of the trust shall be subject to Florida tax on intangible personal property and that this trust otherwise comply with the exception criteria set forth in Florida Administrative Rule 12C-2.0063, as amended, other than section (3) thereof which has been legislatively invalidated. The provisions of this Agreement will be construed in accordance with such intention.

         (B) Change of Law. The trustee is authorized to change the situs of any trust held under this agreement by written instrument signed and acknowledged by the trustee; and, in connection with any such change and without any need to obtain the approval of any court, to elect that such trust shall be subject to the jurisdiction of, and to move the assets of such trust to, the state, country or place of the new situs; and, if such election is made, such trust shall be administered and the validity and effect of the provisions of this agreement applicable to such trust shall be determined in accordance with the laws of such jurisdiction.

                                   ARTICLE VI

            PROVISIONS REGARDING RIGHT TO RECEIVE INCOME OR PRINCIPAL

         The right of any entity to receive any amount, whether of income or of principal, pursuant to any of the provisions of this agreement, shall not, in any manner, be anticipated, alienated, assigned or encumbered, and shall not be subject to any legal process or bankruptcy or insolvency proceeding or to interference or control by creditors or others.

                                  ARTICLE VII

                      DEFINITIONS AND RULES OF CONSTRUCTION

         (A) Inability to Act. For purposes of this agreement, any individual who is serving as a trustee or who is authorized or required to take any action (whether as a trustee or otherwise) shall be deemed unable to act if and so long as he or she, in the opinion of the person or persons designated to serve as trustee or to take such action in the event of such individual's inability to act, is incapable of acting by reason of advanced age, illness, accident, or any other cause. Any such person shall be justified in assuming that such individual is unable to act if that fact is certified by the spouse of such individual or, if the spouse is not available, by a majority of the then living adult descendants of such individual or, if no such descendant is available, by the principal physician attending such individual.

         (B) Internal Revenue Code and Treasury Regulations. Any reference in this agreement to a section of the Internal Revenue Code or the Treasury Regulations shall be deemed to refer to that section of the Internal Revenue Code of 1986 or the Treasury Regulations promulgated thereunder as in effect on the date of this agreement or to the corresponding provisions of any subsequent Federal tax laws and regulations which shall be in effect at the relevant time.

         (C) Other. Wherever used in this agreement, except where the context shall clearly require otherwise:

                  (1) the term "property" shall include real, personal and mixed property, tangible or intangible, of any kind and wherever located, including securities and interests in any so-called common trust funds;

                  (2) the term "securities" shall include but not be limited to bonds, mortgages, notes, obligations, warrants and stocks of any class, whether listed on an exchange, sold over the counter or closely held, futures contracts, options, derivatives and mutual funds, interests in any partnership, co-tenancy and joint venture, and such other evidences of indebtedness and certificates of interest as are usually referred to by the word "securities";

                  (3) the term "trust estate" means with respect to any trust created under this agreement the property and any such additional property, and its proceeds and reinvestments, from time to time held under this agreement as part of that trust;

                  (4) the term "trustee" shall mean at any time with relation to any trust under this agreement the trustee or trustees of that trust then in office;

                  (5) words in either the masculine or the feminine form shall be deemed to include or relate to both males and females and, where appropriate, corporations or other entities; and

                  (6) words in either the singular or the plural number shall be deemed to include both the singular and the plural numbers.

         (D) Counterparts. This instrument may be executed in counterparts each of which shall be considered part of the whole.

         (E) Signatories. The trustees shall have the power and authority to designate the authorized signatory or signatories on accounts with banks and savings and loans, stock brokerage firms and stock transfer agents as well as all other third persons. Such powers may be general or limited, as the trustee shall designate, whether such authorized signatories include all of the trustees or not, and all institutions relying on such authorized signatures are exonerated from any loss, claim or liability. Accordingly, one or two or more trustees as well as non-trustee parties may be authorized signatories.

                                  ARTICLE VIII

                                 EFFECTIVE DATE

         This agreement and the trusts created by this agreement shall be effective upon the signing of the agreement by the settlor and the trustee; provided, however, if pursuant to this agreement, there shall be a successor trust(s) then the effective date of any such successor trust shall be the date that such trust shall come into existence pursuant to Article III, Subdivision
(C).

                                   ARTICLE IX

                                    HEADINGS

         The headings preceding the text of the Articles and Subdivisions of this agreement are inserted solely for purposes of identification, and shall not be used to ascertain the meaning of any provision contained in this agreement or for any other reason.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the settlor and the trustee have signed this agreement under seal as of the date first above written. The trust protector has signed this agreement for the purpose of accepting his responsibilities hereunder.

Signed by the settlor in our
presence and signed by us in
the presence of the
settlor and each other:

                                    MP ALPHA HOLDINGS LLLP, a
                                    Delaware limited liability limited
                                    partnership, settlor


                                    By:  LMM FAMILY CORP., a Delaware
                                    corporation, its General Partner


/s/ Sandra Leyva
--------------------------------    By: /s/ Stuart A. Miller
                                       ----------------------------------------
Print name Sandra Leyva                STUART A. MILLER, its President



/s/ Elley C. Dai
--------------------------------
Print name: Elley C. Dai



Signed by the trustee and trust
protector respectively in the
presence of the below witnesses:


/s/ Sandra Leyva                    /s/ Stuart A. Miller
--------------------------------    -------------------------------------------
Print name: Sandra Leyva            STUART A. MILLER, as Trustee


/s/ Elley C. Dai
--------------------------------
Print name: Elley C. Dai



/s/ Patricia Novaro                 /s/ Brian Bilzin
--------------------------------    -------------------------------------------
Print name: Patricia Novaro         BRIAN BILZIN, as Trust Protector



/s/ Gracemary Curbelo
--------------------------------
Print name: Gracemary Curbelo